Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3, File No. 333-200770) of Transamerica Advisors Life Insurance Company of our report dated March 27, 2014, except for Note 1, which is as of April 15, 2015, with respect to the financial statements of Transamerica Advisors Life Insurance Company, included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Des Moines, IA

April 15, 2015